Exhibit 99.4

April 11, 2019

Dear Valued Stockholder,

We are writing to inform you of an exciting development related to your investment in Carter Validus Mission Critical REIT II, Inc. (“CVMC REIT II”). On April 11, 2019, after a thorough due diligence and negotiation process conducted by the special committee of CVMC REIT II’s board of directors (the “Board”), made up entirely of independent members of CV REIT II’s Board, and upon approval by CV REIT II’s Board, CVMC REIT II entered into a definitive agreement (“Merger Agreement”) to merge with Carter Validus Mission Critical REIT, Inc. (“CVMC REIT I”) in a stock and cash transaction, creating a combined company (“Combined Company”) with an enterprise value of approximately $3.2 billion (the “Merger”).

Terms of the Merger

Under the terms of the Merger Agreement, if the Merger is consummated, CVMC REIT II will pay $1.00 per share in cash and issue 0.4681 shares of CVMC REIT II Class A common stock (“Class A Shares”) in exchange for each share of CVMC REIT I common stock that is issued and outstanding. It is anticipated that, upon completion of the Merger, CVMC REIT II stockholders will own approximately 61 percent of the Combined Company. CVMC REIT I has a period of 45 days from April 11, 2019, the execution date of the Merger Agreement, to solicit superior proposals. If CVMC REIT I terminates the transaction in order to enter into a superior proposal during the 45-day period, it must pay a $14.4 million termination fee to CVMC REIT II. Generally, if CVMC REIT I terminates the transaction in order to enter into a superior proposal after the 45-day period, it must pay a $28.8 million termination fee to CVMC REIT II. We expect the Merger to close in the second half of 2019, subject to certain closing conditions, including the approval of the CVMC REIT I stockholders.

Liquidity and Anticipated Transaction Benefits

The Merger is expected to generate significant benefits for stockholders, including cost savings, increased operating efficiencies, increased diversification of tenancy and geography and increased future potential liquidity alternatives. The increased size and scale is expected to further enhance access to the capital markets and reduce the overall cost of debt capital.

Share Repurchase Program

In conjunction with entering into the Merger Agreement, CVMC REIT II’s Board adopted the Sixth Amended and Restated Share Repurchase Program (the “Sixth A&R SRP”), which will be effective May 11, 2019, and will apply beginning with repurchases made on the 2019 third quarter Repurchase Date. The purpose of the Sixth A&R SRP is to limit share repurchases to repurchase requests made in connection with the death, qualifying disability, or involuntary exigent circumstance (as determined by the Board in its sole discretion) of a stockholder, subject to certain terms and conditions specified in the Sixth A&R SRP.

Upon consummation of the Merger, we will communicate the terms of the Combined Company’s Share Repurchase Program, which will be determined by the Board at a future time.

For More Information

The Securities and Exchange Commission (“SEC”) filings, press release and a webcast discussing the details of the Merger can be found on our website at www.cvmissioncriticalreitii.com.

Stockholders with any procedure-related questions are encouraged to contact our Investor Support line at 1.888.292.3178.

Merger-related questions can be directed by e-mail to our Investor Relations department at IR@cvreit.com.

On behalf of the Board and the entire management team at CVMC REIT II, we sincerely thank you for your ongoing support and confidence in our business.

Sincerely,

Michael A. Seton

Chief Executive Officer and President

Carter Validus Mission Critical REIT II, Inc.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the federal securities laws. CVMC REIT I and CVMC REIT II expect to prepare and file with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus. WE URGE INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED BY CVMC REIT AND CVMC REIT II IN CONNECTION WITH THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CVMC REIT I, CVMC REIT II AND THE PROPOSED MERGER. INVESTORS ARE URGED TO READ THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY. Investors will be able to obtain these materials and other documents filed with the SEC free of charge at the SEC’s website (www.sec.gov). In addition, these materials will also be available free of charge by accessing CVMC REIT I’s website (www.cvmissioncriticalreit.com) or by accessing CVMC REIT II’s website (www.cvmissioncriticalreitii.com).

Participants in the Proxy Solicitation

Information regarding CVMC REIT I’s directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on March 22, 2019, and its proxy statement filed with the SEC by CVMC REIT I on April 27, 2018, in connection with its 2018 annual meeting of stockholders, and information regarding CVMC REIT II’s directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on March 22, 2019, and its proxy statement filed with the SEC by CVMC REIT II on April 27, 2018, in connection with its 2018 annual meeting of stockholders. Certain directors and executive officers of CVMC REIT I and/or CVMC REIT II and other persons may have direct or indirect interests in the Merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments and retention bonuses if their employment is terminated prior to or following the Merger. If, and to the extent that any of the participants will receive any additional benefits in connection with the Merger, the details of those benefits will be described in the Joint Proxy Statement/Prospectus relating to the Merger. Investors and security holders may obtain additional information regarding the direct and indirect interests of CVMC REIT I and CVMC REIT II and their respective executive officers and directors in the Merger by reading the Joint Proxy Statement/Prospectus regarding the Merger when it becomes available.

Forward-Looking Statements

This letter contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; CVMC REIT II can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from CVMC REIT II’s expectations include, but are not limited to, the risk that the proposed Merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to obtain the Stockholder Approval with respect to CVMC REIT I or the failure to satisfy the other conditions to completion of the proposed Merger; risks related to disruption of management’s attention from the ongoing business operations due to the proposed Merger; availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the business of CVMC REIT I or CVMC REIT II; and other factors, including those set forth in the Risk Factors section of CVMC REIT II’s most recent Annual Report on Form 10-K filed with the SEC, and other reports filed by CVMC REIT II with the SEC, copies of which are available on the SEC’s website, www.sec.gov. CVMC REIT II undertakes no obligation to update these statements for revisions or changes after the date of this letter, except as required by law.